Exhibit 5.1

[VINSON & ELKINS LETTERHEAD]

Britannia Bulk Plc.
Dexter House,
2 Royal Mint Court,
London EC3N 4QN
United Kingdom

Ladies and Gentlemen:

We have acted as United States counsel for Britannia Bulk Plc, a company incorporated under the laws of England and Wales (the “Company”) and certain of its subsidiaries with respect to the preparation of the Registration Statement on Form F-4 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”) of (i) the offer and exchange (the “Exchange Offer”) by the Company of $185,000,000 aggregate principal amount of its 11% Senior Secured Notes due 2016 (the “Outstanding Notes”), for a new series of notes bearing substantially identical terms and in like principal amount (the “Exchange Notes”) and (ii) the guarantees (the “Guarantees”) of certain subsidiaries of the Company listed in the Registration Statement as guarantors of the Outstanding Notes and the Exchange Notes.

The Outstanding Notes were issued, and the Exchange Notes will be issued, under an Indenture, dated as of November 16, 2006 (the “Indenture”), among the Company, the Subsidiary Guarantors and Wilmington Trust, National Association, as Trustee. The Exchange Offer will be conducted on such terms and conditions as are set forth in the prospectus contained in the Registration Statement to which this opinion is an exhibit.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Indenture (iii) the First Supplemental Indenture dated February 6, 2007 (the “First Supplemental Indenture”) among the Company, the Subsidiary Guarantors and the Trustee, (iv) the Second Supplemental Indenture dated February 9, 2007 (the “Second Supplemental Indenture”) among the Company, the Subsidiary Guarantors and the Trustee, (v) a specimen of the Outstanding Notes, (vi) the form of the Exchange Notes contained in the Indenture, (vii) the form of the Guarantee issued be each of the Subsidiary Guarantors, and (viii) such other certificates, instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In connection with this opinion, we have assumed (x) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and the Exchange Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and (y) the legal capacity of all individuals, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

With respect to the opinions set forth below, we have relied solely upon the opinions of (i) Vinson & Elkins R.L.L.P., as special counsel to the Company and Britannia Bulkers plc, a company incorporated under the laws of England and Wales (the “UK Guarantor”), for English law matters, (ii) Kromann Reumert, as special counsel to the Company and BBL Denmark Holding A/S, a company incorporated under the laws of Denmark, Britannia Bulkers A/S, a company incorporated under the laws of Denmark, Britannia Bulk DK A/S, a company incorporated under the laws of Denmark, Svendborg Ship Management A/S, a company incorporated under the laws of Denmark, Svendborg Marine Surveyors, a company incorporated under the laws of Denmark (collectively, the Danish Guarantors”), (iii) Vives Y Asociados, as special counsel to the Company and Britannia Bulk S.A, a company incorporated under the laws of Panama, Danmar Shipping S.A., a company incorporated under the laws of Panama, Flagship Maritime S.A., a company incorporated under the laws of Panama, Northern Star Navigation S.A., a company incorporated under the laws of Panama, Baltic Navigation Company S.A., a company incorporated under the laws of Panama, Great Belt Shipping Company S.A., a company incorporated under the laws of Panama, International Bulk Services S.A., a company incorporated under the laws of Panama, Unity Bulk Services S.A., a company incorporated under the laws of Panama, Channel Bulk Services S.A., a company incorporated under the laws of Panama, Western Bulk Services S.A., a company incorporated under the laws of Panama, Atlantic Bulk Services S.A., a company incorporated under the laws of Panama, Navigator Bulk Services, a company incorporated under the laws of Panama (collectively, the “Panamanian Guarantors”), in each case, dated the date hereof, a copy of each of which is being filed as an exhibit to the Registration Statement, as to matters of the laws of England and Wales, Denmark and Panama, respectively, with respect to each of (x) the UK Guarantor, Danish Guarantors and Panamanian Guarantors being duly incorporated or organized, validly existing and in good standing under the laws of its respective jurisdiction of organization or incorporation, and (y) the U.K. Guarantor, Danish Guarantors and the Panamanian Guarantors having duly authorized and executed the Indenture and its respective Guarantees, in each case, as set forth in such opinions. The UK Guarantor, Danish Guarantors and Panamanian Guarantors herein referred to as the “Subsidiary Guarantors.”

Based on the foregoing, we are of the opinion that:

(a)                When the Exchange Notes have been duly executed by the Company and authenticated by the Trustee as provided in the Indenture, issued and delivered in exchange for the Outstanding Notes as described in the Registration Statement, (i) such Exchange Notes will be legally issued and delivered by the Company and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and will be enforceable against the Company in accordance with their terms; and

(b)           the Indenture is a valid and binding obligation of the Issuer and the Subsidiary Guarantors, enforceable against the Issuer and Subsidiary Guarantors in accordance with its terms.

Our opinions concerning the enforceability of the Indenture are the Exchange Notes are subject to the qualification that such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights and remedies generally, and that enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), an implied covenant of good faith and fair dealing and the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors’ rights.  In addition, we express no opinion concerning the enforceability of the following provisions to the extent that they are contained in the Exchange Notes or the Indenture: (a) provisions providing for indemnification or contribution; (b) provisions purporting to waive, or not give effect to, rights to notices, immunities, defenses or other rights or benefits that cannot be effectively waived under applicable law; (c) provisions affecting submission to jurisdiction, venue or service of process; (d) provisions purporting to create a separate right of action to recover a deficiency arising out of a judgment denominated in a currency other than United States dollars; or (e) provisions that require or relate to the payment of interest at a rate or in an amount which a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture.

The opinions expressed herein are limited exclusively to the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our firm name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.”  By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/   Vinson & Elkins L.L.P.